                                                                     EXHIBIT 1.1


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                           NIAGARA MOHAWK POWER CORPORATION

                   $300,000,000 __% SERIES A SENIOR NOTES DUE 1999 $450,000,000 __% SERIES B SENIOR NOTES DUE 2000 $400,000,000 __% SERIES C SENIOR NOTES DUE 2001 $400,000,000 __% SERIES D SENIOR NOTES DUE 2002 $400,000,000 __% SERIES E SENIOR NOTES DUE 2003 $400,000,000 __% SERIES F SENIOR NOTES DUE 2005 $600,000,000 __% SERIES G SENIOR NOTES DUE 2008 $500,000,000 __% SENIOR DISCOUNT NOTES DUE 2010

                                UNDERWRITING AGREEMENT

                              Dated as of June __, 1998

                             Donaldson, Lufkin & Jenrette
                                Securities Corporation

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated

                         Wasserstein Perella Securities, Inc.

                                 Salomon Brothers Inc

                               J. P. Morgan Securities

                               Citicorp Securities, Inc.

                               TD Securities (USA) Inc.




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                                                                   June __, 1998

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.
SALOMON BROTHERS INC
J.P. MORGAN SECURITIES
CITICORP SECURITIES, INC.
TD SECURITIES (USA) INC.
    c/o   Donaldson, Lufkin & Jenrette Securities Corporation
          277 Park Avenue
          New York, New York 10172

Ladies and Gentlemen:

     Niagara Mohawk Power Corporation, a New York corporation (the "Company"), proposes to issue and sell (i) $300,000,000 principal amount of its __% Series A Senior Notes due 1999 (the "Series A Notes"), (ii) $450,000,000 principal amount of its __% Series B Senior Notes due 2000 (the "Series B Notes"), (iii) $400,000,000 principal amount of its __% Series C Senior Notes due 2001 (the "Series C Notes"), (iv) $400,000,000 principal amount of its __% Series D Senior Notes due 2002 (the "Series D Notes"), (v) $400,000,000 principal amount of its __% Series E Senior Notes due 2003 (the "Series E Notes"), (vi) $400,000,000 principal amount of its __% Series F Senior Notes due 2005 (the "Series F Notes"), (vii) $600,000,000 principal amount of its __% Series G Senior Notes due 2008 (the "Series G Notes") and (viii) $500,000,000 principal amount at maturity of its __% Senior Discount Notes due 2010 (the "Discount Notes" and together with the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes and the Series G
Notes, the "Notes") to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), & Smith Incorporated ("Merrill"), Wasserstein Perella Securities,
Inc. ("Wasserstein"), Salomon Brothers Inc  ("Salomon"), J.P. Morgan
Securities ("Morgan"), Citicorp Securities, Inc. ("Citicorp") and TD
Securities (USA) Inc. ("TDS" and together with DLJ, Merrill, Wasserstein, Salomon, Morgan and Citicorp, the "Underwriters"). The Notes are to be issued pursuant to the provisions of an Indenture dated as of June 30, 1998 (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee").

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus, relating to the

Notes. The registration statement, as amended at the time it became effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including, in each case, all documents incorporated by reference therein, all financial statements and exhibits thereto, and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of the Notes, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, including all documents incorporated by reference therein, is hereinafter referred to as the "Prospectus."

     2.  AGREEMENTS TO SELL AND PURCHASE.   The Company agrees to issue and sell
to the Underwriters, and, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Underwriter agrees, severally and not jointly, to purchase from the Company the Notes in the respective amounts set forth opposite the name of such Underwriter on Schedule I hereto, on the Closing Date (as defined herein), at ____% of the principal amount thereof or, in the case of the Discount Notes, at __% of the principal amount at maturity (the "Purchase Price").

     3. TERMS OF PUBLIC OFFERING. The Underwriters have advised the Company that the Underwriters propose (i) to make a public offering of their respective portions of the Notes as soon after the execution and delivery of this Agreement as in the Underwriters' judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

     4. DELIVERY AND PAYMENT. The Notes shall be represented by definitive global certificates. The Company shall deliver the Notes, with any transfer taxes thereon duly paid by the Company, to DLJ through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Notes shall be made available for inspection not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Notes shall be 9:00 a.m., New York City time, on June __, 1998 or such other time on the same or such other date as DLJ and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date".

     The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, or such other place as DLJ and the Company shall agree in writing, and the Notes shall be delivered at the Designated Office, all on the Closing Date.

     5.  AGREEMENTS OF THE COMPANY.  The Company agrees with the Underwriters:

     (a) If the Registration Statement has become effective and the Company, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elects not to file a post-effective amendment pursuant to Rule 430A of the Act, it will file the form of Prospectus required by Rule 424(b) of the Act, the form and substance of which shall be reasonably satisfactory to you, within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company will otherwise comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act.

     (b) To advise the Underwriters promptly and, if requested by the Underwriters, to confirm such advice in writing, (i) if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act (including any term sheet within the meaning of Rule 434 under the Act) and when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (c) To furnish to the Underwriters, without charge, eight signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to the Underwriters such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriters may reasonably request.

     (d) During the period specified in Section 5(e) below, not to file any further amendment or supplement to the Registration Statement, and not to make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall reasonably object after being so advised; and, to prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Notes by the Underwriters, and to use its best efforts to cause the same to become promptly effective.

     (e) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in your reasonable judgment a prospectus is required by law to be delivered in connection with sales of Notes by the Underwriters or a dealer, to furnish to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (f) If during the period specified in Section 5(e), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriters and to any dealer as many copies thereof as any such Underwriter or dealer may reasonably request.

     (g) Prior to any public offering of the Notes, to cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Notes for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions within the United States as the Underwriters may reasonably request, to continue such registration or qualification in effect so long as required for distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

     (h) To make generally available to its security holders (within the meaning of Rule 158 under the Act) as soon as practicable an earnings statement covering a period of at least twelve-months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act (including, at the Company's option, Rule 158 thereunder).

     (i) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such fiscal year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding fiscal year.

     (j) For three years following the date hereof, to furnish to the Underwriters as soon as available copies of all reports or other publicly available information of the Company mailed to its security holders or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as the Underwriters may reasonably request.

     (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement becomes effective or is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Notes under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers as provided herein, (ii) the preparation, printing (including, without limitation, word processing and duplicating costs) and delivery of this Agreement and the Indenture (the "Operative Documents") and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iii) all costs and expenses related to the issuance, transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and reasonable costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Notes by the National Association of Securities Dealers, Inc., (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Notes by the Underwriters or by dealers to whom the Notes may be sold, (vii) the cost of printing certificates representing the Notes, (viii) all fees and expenses in connection with approval of the Notes by the DTC for "book-entry" transfer, (ix) any fees charged by rating agencies for the rating of the Notes, (x) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of DLJ.

     (m) To apply the net proceeds from the sale of the Notes to be sold hereunder for the purposes set forth in the Registration Statement and the Prospectus (and any supplements or amendments thereto).

     (n) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Notes, to file a Rule 462(b) Registration Statement with the Commission registering the Notes not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.   The Company represents
and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

     (b)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) shall not (A) apply to statements or omissions in the Registration Statement or the

Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee. The Company and the Underwriters acknowledge for all purposes under this Agreement (including this paragraph, Section 6(c) hereof, Section 7(a) hereof and Section 7(b) hereof) that the statements with respect to price and discount and the last paragraph on the cover page of the Prospectus and the second, fifth, sixth, seventh and eighth paragraphs under the table in the section entitled "Underwriting" in the Prospectus and the information regarding stabilization on the inside front cover of the preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) constitute the only information furnished to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement, the preliminary Prospectus or the Prospectus and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters or any party to an arrangement or agreement with the Underwriters.

     (c) The preliminary prospectus dated June 1, 1998 filed as part of Amendment No. 1 to the registration statement complied as to form when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in such preliminary prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.

     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Prospectus, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under, the Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein.

     (f) This Agreement has been duly authorized and validly executed by the Company and (assuming the due execution and delivery hereof by the Underwriters) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

     (g) The Company has duly authorized the Indenture and, when the Company has duly executed and delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited
(i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

     (h) The Company has duly authorized the Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, the Notes will conform in all material respects to the description thereof contained in the Prospectus, will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited
(i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

     (i)  The Indenture has been duly qualified under the Trust Indenture Act.

     (j) The execution, delivery and performance of the Operative Documents, the issuance and sale of the Notes, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any bond, debenture, note, indenture, loan agreement, mortgage, lease or any other evidence of indebtedness or any other agreement or instrument filed as an exhibit to the Registration Statement, (ii) violate or conflict with any applicable law, statute, rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iii) result in the imposition or creation of (or the obligation to create or impose) a lien, encumbrance or security interest under any agreement or instrument filed as an exhibit to the Registration Statement or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except in all cases as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     (k) No consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of the Operative Documents, the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, except (i) such as have been obtained and made under the Act and the TIA, and such as are expected to be obtained from the PSC on or prior to the Closing Date, or have been obtained as described in the Prospectus, (ii) such as are required under state securities or Blue Sky laws and regulations, and (iii) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     (l) There is no legal or administrative proceeding, statute, rule or regulation, contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

     (m) To the Company's knowledge, each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all federal and state governmental or regulatory authorities and self-regulatory organizations, as are necessary to conduct its business substantially as described in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have a Material Adverse Effect.

     (n) Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, at the Closing Date, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement and the Prospectus as being owned by it. At the Closing Date, all leases to which the Company is a party will be valid and binding, no default will have occurred or be continuing thereunder, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

     (o) Except as otherwise set forth in the Prospectus and subject to such qualifications as may be set forth therein, neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, which in each case would reasonably be expected to result in a Material Adverse Effect. Except as otherwise set forth in the Prospectus, to the knowledge of the Company, the Company and its subsidiaries are in compliance with all applicable existing federal, state and foreign laws (including statutes and the common law) and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material ("Environmental
Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (p) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against the Company or its subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries or, to the best knowledge of the Company, threatened against them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or its subsidiaries or, to the best knowledge of the Company, threatened against them except for such actions specified in clause (i) or (ii) above, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (q) Price Waterhouse LLP are independent public accountants with respect to the Company as required by the Act.

     (r) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The PRO FORMA financial data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to the assumptions made on a reasonable basis and present fairly the transactions reflected thereby as indicated in the

Registration Statement and Prospectus and comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the PRO FORMA adjustments have been properly applied to the historical amounts in the compilation of these statements.

     (s) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus, there has not occurred any material adverse change or any development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (t) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, that would require it to register thereunder.

     (u) There are no holders of securities of the Company who, by reason of the execution of the Operative Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act, in the Registration Statement, securities held by them who have not waived such right.

     (v) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such
Underwriter).   Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent but the indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with the indemnifying party's written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Notes, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) The Registration Statement shall have become effective not later than 5:00 p.m. (and, in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as the Underwriters may approve in writing, and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the Company's knowledge, contemplated by the Commission.

     (c) On or after the date hereof, (i) no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act shall have publicly announced that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (B) any change in the outlook for any rating of the Company or any securities of the Company, and
(ii) no such rating organization shall have given notice that it has assigned (or publicly announced that it is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, not in the ordinary course of business, which is material and adverse and makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     (e) The Underwriters shall have received on the Closing Date a certificate dated the Closing Date, signed by William E. Davis and William F. Edwards, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in Sections 8(a), 8(b), 8(d) and 8(i) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (f) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Sullivan & Cromwell, counsel for the Company, Swidler & Berlin, regulatory counsel for the Company, Bryan Cave LLP, special tax counsel for the Company, and Paul Kaleta, Esq., the Company's Vice President-Law & General Counsel, substantially in the form of Exhibits 1A, 1B, 1C and 1D hereto, respectively.

     (g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Sidley & Austin, counsel for the Underwriters, substantially in the form of Exhibit 2 hereto.

     (h) The Underwriters shall have received a letter dated on and as of the Closing Date, in form and substance satisfactory to the Underwriters, from Price Waterhouse LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus in the form and substance of the letter delivered to the Underwriters by Price Waterhouse LLP on the date of this Agreement.

     (i) The New York Public Service Commission (the "PSC") shall have issued a written order or orders (the "PSC Orders") approving the Company's PowerChoice Settlement Agreement the "PowerChoice Agreement"), including the issuance by the Company of the Notes pursuant to the Master Restructuring Agreement dated
July 9, 1997, as amended (the "MRA"); the PSC Orders shall remain in full force and effect; the PSC shall not have publicly indicated its intention to modify, amend or otherwise change the PSC Orders in any material respect; no party or entity with legal standing shall have entered a notice of appeal, or otherwise publicly indicated it intention to appeal, the PSC Orders; no judicial or administrative proceeding shall have been instituted that challenges the validity of, or otherwise seeks to modify, amend, stay or enjoin the effectiveness of, the PSC Orders if (with respect to any of the events in this and the two immediately preceding clauses), in the reasonable judgment of the Underwriters, such event makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus; and all conditions precedent to the effectiveness of the PowerChoice Agreement and the MRA shall have been satisfied and the transactions contemplated by MRA shall have closed (or shall close concurrently with the Closing hereunder).

     (j) The Underwriters shall have received a counterpart, conformed as executed, of the

Indenture which shall have been entered into by the Company and the Trustee.

     (k) The Company shall not have failed on or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required hereunder to be performed or complied with by the Company on or prior to the Closing Date.

     9. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon its execution by and of the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the Underwriters' good faith judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities involving the United States or other national or international calamity or crisis involving the United States or change in economic conditions or in the financial markets of the United States that, in the Underwriters' good faith judgment, is material and adverse and would, in the Underwriters' good faith judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange or limitation on prices for securities or other instruments generally on such exchange, or (iv) the declaration of a banking moratorium by either federal or New York State authorities.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Notes set forth opposite its name in Schedule I bears to the aggregate principal amount of Notes which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as the Underwriters may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of Notes which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date by all Underwriters and arrangements satisfactory to the Underwriters and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of
any non-defaulting Underwriter and the Company.   In any such case which does
not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     10. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Niagara Mohawk Power Corporation, 300 Erie Boulevard West, Syracuse, New York 13202,
Attention: General Counsel and (ii) if to the Underwriters, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.
     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                         Very truly yours,

                         NIAGARA MOHAWK POWER CORPORATION



                         By:_______________________________
                              Name:
                              Title:


Acknowledged and accepted on the
date first described herein.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:_______________________________
      Name:
      Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:_______________________________
      Name:
      Title:


  WASSERSTEIN PERELLA SECURITIES, INC.


  By:_______________________________
      Name:
      Title:

SALOMON BROTHERS INC



By:_______________________________
      Name:
      Title:


J. P. MORGAN SECURITIES



By:_______________________________
      Name:
      Title:


TD SECURITIES (USA) INC.



By:_______________________________
      Name:
      Title:


CITICORP SECURITIES INC.



By:_______________________________
      Name:
      Title:

                                      SCHEDULE I
                                      ----------


                                                  Principal Amount of
                                                         Notes
Underwriters                                        to be Purchased
------------                                        ---------------

Donaldson, Lufkin & Jenrette Securities
Corporation

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wasserstein Perella Securities, Inc.

Salomon Brothers Inc

J. P. Morgan Securities

Citicorp Securities, Inc.

TD Securities (USA) Inc.



                                                  --------------------
                                        Total     $3,450,000.000